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Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: DAVID CASTANEDA
Vice President-Investor & Media Relations
Toll-Free 888-948-2036
E-mail: Info@Cheniere.com

Cheniere Energy Adopts Stockholder Rights Plan

Houston—October 14, 2004—Cheniere Energy, Inc. (AMEX: LNG) announced today that on October 13, 2004 its board of directors adopted a Stockholder Rights Plan in which preferred stock purchase rights will be distributed as a dividend at the rate of one Right for each share of common stock of Cheniere held by stockholders of record as of the close of business on November 1, 2004. The Cheniere Rights Plan is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions, and to prevent an acquiror from gaining control of Cheniere without offering a fair price to all of Cheniere's stockholders. The Stockholder Rights Plan was not adopted in response to any specific threat or takeover offer. The rights under the Stockholder Rights Plan will expire on October 14, 2014.

Each Right under the Stockholder Rights Plan will entitle stockholders to buy one unit of a share of preferred stock for $200. The rights under the Stockholder Rights Plan generally will be exercisable only if a person or group acquires beneficial ownership of 15% or more of Cheniere's common stock or commences a tender or exchange offer upon consummation of which the person or group would beneficially own 15% or more of Cheniere's common stock.

The rights under the Stockholder Rights Plan are intended to enable all stockholders to realize the long-term value of their investment in Cheniere. The rights under the Stockholder Rights Plan will not prevent a takeover attempt, but are intended to encourage anyone seeking to acquire Cheniere to negotiate with the board prior to attempting a takeover.

More detailed description of the Stockholder Rights Plan and its operation is contained in Cheniere's Form 8-K, which is being filed today with the Securities and Exchange Commission and will be available on Cheniere's website: www.cheniere.com.

Cheniere Energy, Inc. is a Houston-based developer of liquefied natural gas receiving terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG receiving terminals near Sabine Pass, LA, and near Corpus Christi, TX. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its website at www.cheniere.com, by contacting the company's investor and media relations department toll-free at 888-948-2036 or by writing to: Info@Cheniere.com.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

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  Exhibit 99.1